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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-101320, 333-100763, 333-43574, 333-57782,
333-79573, 333-79553, 333-56905, 333-39747 and 333-28725) and on Form S-3 (No.'s
333-79659, 333-58659, 333-48513, 333-66120, 333-19601 and 333-39747) of Advent
Software, Inc. of our report dated January 17, 2003, except Note 10, as to which the date is March 5, 2003, relating to the consolidated financial statements, which appear in Advent Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 17, 2003 relating to the financial statement schedule, which appears in such annual report on form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 14, 2003


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